item 77Q

AMENDMENT 8
TO THE BYLAWS
OF
FEDERATED FIXED INCOME
SECURITIES FUND INC
Effective August 18 2005
Delete ARTICLE IX
INDEMNIFICATION in
its entirety and replace
 with the following
ARTICLE IX
INDEMNIFICATION

	Section 1
INDEMNIFICATION OF DIRECTORS
 AND OFFICERS  The Corporation
shall
indemnify its directors
to the fullest extent that
indemnification of directors
 is permitted by the Maryland
General Corporation Law
The Corporation shall indemnify
 its officers to the same extent
as its directors
and to such further extent
as is consistent with law
The Corporation shall indemnify
its directors and
officers who while serving
as directors or officers
also serve at the request
of the Corporation as a
director officer partner
 trustee employee agent or
fiduciary of another corporation
partnership joint
venture trust other enterprise
or employee benefit plan to the
fullest extent consistent with law  The
indemnification and other rights
provided by this Article shall
continue as to a person who has
ceased to
be a director or officer and shall
inure to the benefit of the heirs
 executors and administrators of such a
person  This Article shall not
protect any such person against
any liability to the Corporation or any
Shareholder thereof to which such
person would otherwise be subject
by reason of i willful misfeasance
ii bad faith iii gross negligence
or iv reckless disregard of the duties
involved in the conduct of his
office disabling conduct

	Section 2  ACTION BY
DIRECTOR AGAINST THE CORPORATION
With respect to any
action suit or other proceeding
voluntarily prosecuted by any
indemnitee as plaintiff indemnification
shall be mandatory only if the
prosecution of such action suit
or other proceeding by such indemnitee i was authorized by a majority of the Directors or ii was instituted by the indemnitee to enforce his rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification

	Section 3  SURVIVAL
The rights to indemnification
set forth herein shall continue as
 to a
person who has ceased to be a
Director or officer of the
Corporation and shall inure to
the benefit of his
heirs executors and personal
and legal representatives

	Section 4  AMENDMENTS
References in this Article are to
 the Maryland General Corporation
Law and to the Investment Company Act
of 1940 as from time to time amended
No amendment or
restatement of these by-laws or repeal
 of any of its provisions shall limit
 or eliminate any of the benefits
provided to any person who at any time
is or was a Director or officer of the
Corporation or otherwise
entitled to indemnification hereunder
in respect of any act or omission that
 occurred prior to such
amendment restatement or repeal

	Section 5  PROCEDURE
Notwithstanding the foregoing no
indemnification shall be made
hereunder unless there has been a
determination i by a final decision
on the merits by a court or other
body of competent jurisdiction
before whom the issue of entitlement
 to indemnification hereunder was
brought that such indemnitee is
entitled to indemnification hereunder
or ii in the absence of such a
decision by 1 a majority vote of
a quorum of those Directors who
are neither interested persons of the
Corporation as defined in Section
2a19 of the 1940 Act nor parties
to the proceeding Disinterested
Non-Party Directors that the indemnitee
is entitled to indemnification hereunder or 2 if such quorum is not obtainable or even if obtainable if such majority so directs independent
legal counsel in a written
opinion concludes based on a review of
readily available facts as opposed to a
full trial-type inquiry
that the indemnitee should be entitled to indemnification hereunder All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph f below

	Section 6  ADVANCES  Any
current or former director or officer
 of the Corporation seeking
indemnification within the scope
of this Article shall be entitled
to advances from the Corporation for
payment of the reasonable expenses
incurred by him in connection with
the matter as to which he is
seeking indemnification in the manner
and to fullest extent permissible under
the Maryland General
Corporation Law  The person seeking
indemnification shall provide to the
Corporation a written
affirmation of his good faith
belief that the standard of conduct
necessary for indemnification by the
Corporation has been met and a
written undertaking to repay any
such advance if it should ultimately be
determined that the standard of
conduct has not been met  In
addition at least one of the following
additional conditions shall be
met  a the person seeking
indemnification shall provide
 a security in form
and amount acceptable to the
Corporation for his undertaking;
b the Corporation is insured against
losses arising by reason of
the advance or c a majority of
 a quorum of Disinterested NonParty
Directors or independent legal
counsel in a written opinion
shall be determined based on
a review of
facts readily available to the
 Corporation at the time the advance
 is proposed to be made that there is
reason to believe that the person
seeking indemnification will
 ultimately be found to be entitled to
indemnification

       Section 7  OTHER RIGHTS
The rights accruing to any
indemnitee under these provisions shall
not exclude any other right
which any person may have or
hereafter acquire under the Articles of
Incorporation or the by-laws
of the Corporation by contract
 or otherwise under law by a vote of
stockholders or Directors who
are disinterested persons as
 defined in Section 2a19 of the 1940 Act
or any other right to which he
 may be lawfully entitled
       Section 8  INDEMNIFICATION
OF EMPLOYEES AND AGENTS
Subject to any limitations
provided by the Investment
Company Act of 1940 Act or
otherwise under the Articles of
Incorporation or
the by-laws of the Corporation
contract or otherwise under law
the Corporation shall have
the power and
authority to indemnify and
provide for the advance payment
of expenses to employees agents and other persons providing services to the Corporation or serving in any capacity at the request of the Corporation to the full extent permitted by applicable law provided that such indemnification has been approved by a majority of the Directors


Item 77Q

AMENDMENT 9
TO THE BYLAWS
OF
FEDERATED FIXED INCOME SECURITIES INC
       Effective January 1 2006
Strike Section 1 GENERAL
PROVISIONS and Section 2
ELECTION TERM OF OFFICE AND
QUALIFICATIONS from Article
IV  OFFICERS in its entirety
and replace with the following

Section 1  GENERAL
PROVISIONS  The Officers
 of the Corporation shall
be a President one
or more Executive Vice
Presidents one or more Senior
Vice Presidents one or more Vice
Presidents a
Treasurer and a Secretary
The Board of Directors in its
discretion may elect or appoint
one or more
Vice Chairmen of the Board of
Directors and other Officers
or agents including one or
more Assistant
Vice Presidents one or more
Assistant Secretaries and one
or more Assistant Treasurers  An Executive
Vice President Senior Vice
President or Vice President
the Secretary or the Treasurer
may appoint an
Assistant Vice President an
Assistant Secretary or an
Assistant Treasurer
respectively to serve until the
next election of Officers
Two or more offices may
be held by a single person
except the offices of
President Executive Vice
President Senior Vice
President or Vice President
may not be held by the same
person concurrently
It shall not be necessary
for any Director or any
Officer to be a holder of shares in
any Series or Class of the
Corporation  Any Officer or
other such person as the Board may appoint may preside at meetings of the
Shareholders

	Section 2  ELECTION
TERM OF OFFICE AND QUALIFICATIONS
  The Officers shall be
elected annually by the
Board of Directors at its
Annual Meeting  Each Officer shall
hold office for one
year and until the election
and qualification of his successor
or until earlier resignation or removal

Strike Section 6 CHAIRMAN OF
THE BOARD Section 7 VICE CHAIRMAN
 OF THE BOARD OF
DIRECTORS and Section 8 PRESIDENT
and Section 9 VICE PRESIDENT from
Article IV -
OFFICERS in their entirety and
replace with the following

	Section 6  CHAIRMAN OF
THE BOARD  The Board may elect
from among its members a
Chairman of the Board  The
Chairman shall at all times
be a Director who meets all
applicable regulatory
and other relevant requirements
for serving in such capacity
The Chairman shall not be an Officer of the Corporation but shall preside over meetings of the Board and shall have such other responsibilities in furthering the Board functions as may be assigned from time to time by the Board of Directors or prescribed by these By-Laws
It shall be understood that the
election of any Director as Chairman shall not impose on that person any duty obligation or liability that is greater than the duties obligations and liabilities imposed on that person as a Director in the absence of such election and no Director who is so
elected shall be held to a
higher standard of care by
virtue thereof  In addition
election as Chairman shall
not affect in any way that
Directors rights or entitlement
to indemnification under the
ByLaws or
otherwise by the Corporation
The Chairman shall be elected
by the Board annually to hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall
have resigned or have been
removed as herein provided in
these By-Laws Each Director including the Chairman shall have one vote

Resignation  The Chairman may
resign at any time by giving
written notice of resignation
to the Board
Any such resignation shall take
effect at the time specified in
such notice or if the time when
it shall
become effective shall not be
specified therein immediately
 upon its receipt; and unless
otherwise
specified therein the acceptance
of such resignation shall not be
necessary to make it effective

Removal  The Chairman may be
removed by majority vote of the
Board with or without cause at any
time

Vacancy  Any vacancy in the office
of Chairman arising from any
cause whatsoever may be filled for
the unexpired portion of the
term of the office which shall
 be vacant by the vote of the Board

Absence  If for any reason the
 Chairman is absent from a meeting
 of the board the Board may select
from among its members who are
present at such meeting a Director
to preside over such meeting

	Section 7  VICE CHAIRMAN
OF THE BOARD OF DIRECTORS  Any
Vice Chairman shall
perform such duties as may be
assigned to him from time
to time by the Board of
Directors of the
Corporation  The Vice
Chairman need not be a Director

       Section 8  PRESIDENT
The President shall be the pr
incipal executive officer of the
Corporation  He shall unless
other provisions are made
therefor by the Board or Executive
Committee
employ and define the duties
of all employees of the
 Corporation shall have the
power to discharge any
such employees shall exercise
general supervision over the
affairs of the Corporation
and shall perform
such other duties as may be
assigned to him from time to
time by the Board of Directors
       Section 9  VICE PRESIDENT
 The Executive Vice President
 Senior Vice President or Vice
President if any in order
of their rank as fixed by
the Board or if not ranked a
Vice President designated
by the Board in the absence of
 the President shall perform
all duties and may exercise any
of the powers
of the President subject to the
control of the Board  Each Executive
 Vice President Senior Vice President
and Vice President shall have
the power without limitation to
sign in the name of and on behalf
of the
Corporation powers of attorney
proxies waivers of notice of
meeting consents and other
instruments
relating to securities or other
property owned by the Corporation
and may in the name of and on behalf
of the Corporation take all such
 action as the Executive Vice
President Senior Vice President
 or Vice
President may deem advisable in
entering into agreements to
purchase securities or other
property in the
ordinary course of business and
to sign representation letters
in the course of buying securities or other property and shall perform such other duties as may be assigned to him from time to time by the
Board of
Directors the Executive Committee
or the President